EXHIBIT 99.1

Press Release	Source: Emergent Group Inc.

Emergent Group Inc. Reports Strong Fourth Quarter and Fiscal 2009 Results

Company Sets New Records for Key Financial Measures and Focuses on Momentum

SUN VALLEY, Calif., March 9, 2010 (GLOBE NEWSWIRE) -- Emergent Group Inc. (NYSE Amex Equities:LZR), a leading provider of mobile medical lasers and surgical equipment, today announced strong fourth quarter 2009 sales and net income as the company focused on maintaining its positive momentum in a challenging economic environment.

Emergent Group set new fourth quarter records for revenue, EBITDA, income before income taxes, net income and pro forma net income based on these financial highlights for the quarter ended December 31, 2009:

•	Revenue increased 10% to $7,651,188 versus $6,985,110 for the prior year's fourth quarter ended December 31, 2008.

•	EBITDA (earnings before interest, taxes, depreciation and amortization) rose 40% to $2,223,235 versus $1,593,219 in the prior year period.

•	Income before income taxes, deferred tax benefit and minority interest was up 39% to $1,619,663 versus $1,163,335 reported in the prior year period.

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Net income was $886,147, or $0.13 per diluted share for 2009, versus $2,259,052, or $0.33 per diluted share in the prior year period, which included $1,331,512 attributed to recognition of net deferred tax benefits in the fourth quarter of 2008.  Diluted weighted-average shares outstanding were also higher in the current quarter at 7,021,597 versus 6,840,311 for the prior year period.

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Pro forma net income – adjusted to show an effective tax rate of 40% for 2008 – increased 57% to $886,147 or $0.13 per diluted share, versus $563,825, or $.08 per diluted share for the prior year period. (Refer to tables for a reconciliation of GAAP versus pro forma results.)

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Emergent Group had federal net operating loss carryforwards totaling $7,600,000 as of December 31, 2008, which have been available to partially offset cash tax payments for 2009 and subsequent periods.

•	At the end of the quarter, the company had a cash balance of $7,427,165, amounting to $1.06 per diluted share.

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On January 13, 2010, Emergent Group paid an annual dividend of $0.40 per share to shareholders of record as of December 23, 2009. Since 2005, the Board has declared cumulative cash dividends of $1.30 per share.

"We are pleased to be among the selected companies reporting record operating results for the fourth quarter and fiscal year," said Emergent Group Chairman and CEO Bruce J. Haber. "We've continued to be aggressive in providing technician-assisted equipment to our customers and selling the accompanying consumable items that add to our profitability. We are also very much attuned to the current marketplace, in which hospitals and physician groups turn to rentals to conserve cash and control costs, and equipment manufacturers partner with companies such as Emergent to jointly discover new rental opportunities and revenue streams. Our goal is to build on the exceptional performance of fiscal 2009 by staying focused on our core strategies, expanding our competitive position, managing our costs and continuing to be responsive to our customers, shareholders, employees and directors.   As one measure of our focus on shareholders, we have been pleased to use our strong cash flow to declare substantial cash dividends each fiscal year since 2005."

Emergent Group also achieved new annual records for revenue, EBITDA, income before income taxes, net income and pro forma net income based on the following performance for the fiscal year ended December 31, 2009:

•	Revenue increased 35% to $30,756,460 versus $22,785,922 in the prior year period ended December 31, 2008.

•	EBITDA (earnings before interest, taxes, depreciation and amortization) rose 57% to $8,279,022 versus $5,275,457 in the prior year period.

•	Income before income taxes, deferred tax benefit and minority interest was up 55% to $6,220,248 versus $3,999,253 reported in the prior year period.

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Net income was $3,285,068, or $0.47 per diluted share, versus $4,144,130, or $0.65 per diluted share in the prior year period, which included $1,331,512 attributed to the recognition of net deferred tax benefits in the fourth quarter of 2008.   Diluted weighted-average shares outstanding were also higher in fiscal 2009 at 6,983,901 versus 6,385,629 for the prior year period.

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Pro forma net income – adjusted to show an effective tax rate of 40% for 2008 – increased 80% to $3,285,068, or $0.47 per diluted share, versus $1,822,955, or $.29 per diluted share for the prior year period. (Refer to tables for a reconciliation of GAAP versus pro forma results.)

Investors and other interested parties still have an opportunity to view and listen to Emergent Group's January presentation for "Global Investor Day 2010," a virtual investor conference sponsored by NYSE Euronext and multiple other financial and investing organizations. To access the presentation, visit http://www.globalinvestorday.com/, register or log in, go to "Webcasts" and under "North American Webcasts," scroll down to find the Emergent slides and audio presentation listed among "Growth" companies. The presentation is archived on the site for a limited period.

About Emergent Group Inc.

Emergent Group Inc., through its wholly owned subsidiary, PRI Medical Technologies, Inc. ("PRI Medical"), provides mobile medical laser and surgical equipment in 16 states on a per-procedure basis to hospitals, outpatient surgery centers and physicians' offices. Surgical equipment is provided to customers along with technical support personnel to ensure that such equipment is operating correctly. PRI Medical currently offers its services in five states in the western United States and 11 states along the eastern seaboard. Emergent Group, Inc. is a member of the Russell Microcap® Index. For investor and product information, visit Emergent Group's website, www.emergentgroupinc.com.

Forward-Looking Statements

Statements in this news release may contain forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1993 and Section 21E of the Securities Exchange Act of 1934. Such statements may involve various risks and uncertainties, some of which may be discussed in the Company's most recent report on Form 10-K and subsequently filed SEC reports. There is no assurance any forward-looking statements will prove accurate, as actual results and future events could differ materially from those presently anticipated.

Emergent Group Inc. and Subsidiaries
Unaudited Consolidated Balance Sheets

	December 31,
	2009	2008
ASSETS

Current assets
Cash	$7,427,165	$4,586,107
Accounts receivable, net of allowance for doubtful
accounts of $83,704 and $58,984	4,006,123	3,759,834
Inventory, net	889,526	837,143
Prepaid expenses	380,825	231,763
Deferred income taxes	557,630	986,000
Total current assets	13,261,269	10,400,847

Property and equipment, net of accumulated depreciation and
amortization of $9,031,135 and $7,247,482	5,545,492	6,070,228
Goodwill	1,120,058	1,120,058
Deferred income taxes	21,126	1,261,000
Other intangible assets, net of accumulated amortization of
$300,672 and $226,997	455,265	403,152
Deposits and other assets	80,992	84,934
Total assets	$20,484,202	$19,340,219

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Current portion of capital lease obligations	$1,901,272	$1,909,057
Dividends payable	2,710,817	1,989,750
Accounts payable	1,440,029	1,538,797
Accrued expenses and other liabilities	2,456,315	1,997,312
Total current liabilities	8,508,433	7,434,916

Capital lease obligations, net of current portion	2,670,942	3,344,820
Total liabilities	11,179,375	10,779,736

Shareholders' equity
Preferred stock, $0.001 par value, non-voting 10,000,000
shares authorized, no shares issued and outstanding	--	--
Common stock, $0.04 par value, 100,000,000 shares authorized
6,776,118 and 6,631,576 shares issued and outstanding	271,041	265,260
Additional paid-in capital	16,507,958	16,235,368
Accumulated deficit	(8,062,230)	(8,636,575)

Total Emergent Group equity	8,716,769	7,864,053
Minority interest	588,058	696,430
Total shareholders' equity	9,304,827	8,560,483
Total liabilities and shareholders' equity	$20,484,202	$19,340,219

EMERGENT GROUP INC.
Unaudited Consolidated Statements of Income

	Year Ended		Three Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Revenue	$30,756,460	$22,785,922	$7,651,188	$6,985,110
Cost of goods sold	18,266,007	13,354,071	4,426,953	4,286,307
Gross profit	12,490,453	9,431,851	3,224,235	2,698,803
Selling, general, and administrative expenses	6,008,500	5,241,682	1,566,162	1,488,129
Income from operations	6,481,953	4,190,169	1,658,073	1,210,674
Other income (expense)	(261,705)	(190,916)	(38,410)	(47,339)
Income before provision for income taxes,
deferred tax benefit (expense), and minority interest	6,220,248	3,999,253	1,619,663	1,163,335
Provision for income taxes	(566,852)	(225,641)	(180,486)	(12,169)
Deferred income tax benefit (expense)	(1,668,244)	1,331,512	(449,976)	1,331,512
Income before minority interest	3,985,152	5,105,124	989,201	2,482,678
Minority interest in income of consolidated
limited liability companies	(700,084)	(960,994)	(103,054)	(223,626)
Net income	$3,285,068	$4,144,130	$886,147	$2,259,052

Basic earnings per share	$0.49	$0.69	$0.13	$0.35
Diluted earnings per share	$0.47	$0.65	$0.13	$0.33

Basic weighted-average shares outstanding	6,724,465	6,003,420	6,766,466	6,444,690
Diluted weighted-average shares outstanding	6,983,901	6,385,629	7,021,597	6,840,311

Supplemental Information --
The table below shows pro forma results for 2008 assuming that the tax provision information is presented on a basis consistent with the 2009 presentation.

Reconciliation of Historical Statements of Income to Pro Forma Results:

	Year Ended		Three Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

Net income - actual	$3,285,068	$4,144,130	$886,147	$2,259,052
Less: Adjustment to current and deferred income
tax expense to reflect an effective tax rate of 40%	--	(2,321,175)	--	(1,695,227)
Pro forma net income	$3,285,068	$1,822,955	$886,147	$563,825

Pro forma basic earnings per share	$0.49	$0.30	$0.13	$0.09
Pro forma diluted earnings per share	$0.47	$0.29	$0.13	$0.08

Basic weighted-average shares outstanding	6,724,465	6,003,420	6,766,466	6,444,690
Diluted weighted-average shares outstanding	6,983,901	6,385,629	7,021,597	6,840,311

CONTACT:
Emergent Group Inc.
Bruce J. Haber
(914) 235-5550, x. 12
bhaber@primedical.net